Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS PRICES OFFERING OF EURO-DENOMINATED NOTES

WINSTON-SALEM, N.C. (May 19, 2016) – Hanesbrands Inc. (NYSE: HBI) today announced that its indirect wholly-owned subsidiary, Hanesbrands Finance Luxembourg S.C.A., a corporate partnership limited by shares (société en commandite par actions) under the laws of the Grand Duchy of Luxembourg, has set the pricing of its offering of €500 million aggregate principal amount of 3.5 percent unsecured notes maturing 2024, unless earlier redeemed. The notes will be guaranteed on a senior unsecured basis by Hanesbrands Inc. and certain of its subsidiaries. This offering is expected to close on June 3, 2016, subject to customary closing conditions.

The aggregate principal amount of notes to be issued in the previously announced offering increased from €450 million to €500 million. Net proceeds from the offering are expected to be used, together with cash on hand and future debt financings, to finance the company’s previously announced acquisitions of Champion Europe and Pacific Brands Group.

The notes and the related guarantees will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act. The offer and sale of the notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws of any state or other jurisdiction.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the offering of Notes and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this report and are based on Hanesbrands’ current intent, beliefs, plans and

HanesBrands Prices Offering of Euro-Denominated Notes – Page 2

expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the risks identified from time to time in Hanesbrands’ most recent Securities and Exchange Commission reports, including the 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q press releases and other communications. Hanesbrands undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, JMS/Just My Size, L’eggs, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain.

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